Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiary:	State or Country Under Laws of Which Organized
Accounting Services, LLC	DE
American Driving Records, Inc.	CA
America's Innovative Insurance Solutions, Inc.	CA
ATI Title Agency of Ohio, Inc.	OH
ATI Title Company, LLC	DE
ATI Title of Alabama, LLC	AL
Basis 100 Inc.	Canada
C&S Appraisal Services, LLC	MN
CompuNet Credit Services, LLC	DE
CoreLogic (India) Services Private Limited	India
CoreLogic AG	Switzerland
CoreLogic Australia Holdings Pty Limited	Australia
CoreLogic Australia PTY Limited	Australia
CoreLogic Commercial Real Estate Services, Inc.	FL
CoreLogic Consumer Services, LLC	CA
CoreLogic Credco of Puerto Rico, LLC	DE
CoreLogic Credco, LLC	DE
CoreLogic Default Information Services, LLC	FL
CoreLogic Dorado, LLC	CA
CoreLogic Due Diligence, LLC	DE
CoreLogic Flood Services, LLC	DE
CoreLogic Holdings (Mauritius) Limited	Mauritius
CoreLogic Holdings II, Inc.	DE
CoreLogic Information Resources, LLC	DE
CoreLogic Investments Corporation	Cayman Islands
CoreLogic MLS Solutions Canada, ULC	Canada
CoreLogic National Background Data, LLC	DE
CoreLogic SafeRent, LLC	DE
CoreLogic Services, LLC	DE
CoreLogic Solutions Limited	United Kingdom
CoreLogic Solutions, LLC	CA
CoreLogic Tax Services, LLC	DE
CoreLogic Valuation Services, LLC	DE
E-Net Canada Financial Services Inc.	Canada
Finiti Group, LLC	DE
Finiti Title Company of Alabama, LLC	AL
Finiti Title, LLC	DE
Finiti, LLC	DE
First American Capital Trust I	DE
First Canadian Credco, Inc.	Canada
FPSdirect, LLC	DE

Happy Home Buying, Ltd	Cayman Islands
JV Mortgage Solutions, LLC	DE
LeadClick Media, LLC	CA
MarketLinx Corp.	Canada
Multifamily Community Insurance Agency, LLC	MD
Online Mortgage Explorer, Inc.	Canada
Prime Valuation Services, LLC	DE
RealtyBid International, LLC	DE
RealtyBid.com, LLC	FL
RELS, LLC	DE
RELS Management Company, LLC	DE
RELS Reporting Services, LLC	IA
RELS Title Services, LLC	DE
RES Direct, LLC	DE
RP DATA PTY LTD	Australia
Screeners Advantage, LLC	DE
Servicios Profesionales Atlas, S. de R.L. de C.V.	Mexico
Soluciones Prediales de Mexico, S. de R.L. de C.V.	Mexico
Speedy Title & Appraisal Review Services LLC	DE
Statistics Data, Inc.	DE
Teletrack UK Limited	United Kingdom
Teletrack, LLC	GA
Total Mortgage Solutions, L.P.	DE
Valuation Information Technology, LLC	IA
Valuation Ventures, LLC	DE
Westlake Settlement Services, LLC	DE